UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017 (October 5, 2017)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

On October 5, 2017, Nicholas J. Virca, the President and Chief Executive Officer of HedgePath Pharmaceuticals, Inc. (the “Company”), will be making a presentation at 3:30 pm, Eastern Time, as part of the OTCQX Virtual Investor Conference. Such presentation as well as a replay of Mr. Virca’s remarks will be available on the Company’s website at http://www.hedgepathpharma.com and a copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Virca’s presentation includes updated interim results of the Company’s ongoing, open label Phase 2(b) study of the use of SUBATM-Itraconazole to treat basal cell carcinoma (BCC) in patients with Basal Cell Carcinoma Nevus Syndrome (“BCCNS”), also known as Gorlin Syndrome. The Company reported that recruitment for such trial has been completed, with 38 patients having been dosed with SUBA-Itraconazole, and 10 patients currently in active treatment. The presentation also addresses details of FDA’s guidance from its recent Type-C Meeting, and discloses that more than 50% of target lesions across all patients in the trial have responded to treatment with a 30% or greater reduction in tumor size from baseline and that duration of response in those lesions has been greater than one year.

The presentation also discloses that the Company (i) is conducting individual patient data reviews, analyses and follow-up regarding its Phase 2(b) trial results during the fourth quarter of 2017, (ii) plans to lock its database and complete its Clinical Study Report during the first quarter of 2018 and (iii) plans to file a pre-NDA (New Drug Application) Meeting Request with U.S. Food and Drug Administration (“FDA”) by the end of the second quarter of 2018.

The presentation also discloses that the Company is conducting key opinion leader studies to better determine its future direction for lung and prostate cancer clinical development programs for SUBA-Itraconazole as an anti-cancer therapy.

The Company notes that while the data disclosed herein appear to be predictive of the desired final study results for the Company’s clinical trial described herein, readers are cautioned that no assurances can be given that (i) the final study results will match these latest results or (ii) the study when and if completed will achieve its primary and secondary endpoints or (iii) that the study will be found by FDA to be sufficient for the filing of an NDA or (iv) if an NDA is filed, that it will be approved by FDA. Further, by making the disclosures herein contained, the Company is not committing to providing further interim updates prior to the reporting of the final study results.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investor Presentation.

Cautionary Note on Forward-Looking Statements

This Current Report, the presentation included herein, and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the actual timing for, or actual results of, the Company’s clinical trial described herein and in the presentation which is an exhibit hereto or the review by the U.S. Food and Drug Administration of any related New Drug Application by the Company) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca

Name:	Nicholas J. Virca
Title:	President and CEO